UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2020

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PROTEO, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-30728	90-0019065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2102 Business Center Drive, Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(949) 253-4155

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Proteo, Inc. (the "Company") held its special meeting of stockholders on July 9, 2020 (the “Special Meeting”). The matters voted upon at the Special Meeting and the results of such voting are set forth below.

Proposal 1: To approve an amendment to the Company’s Articles of Incorporation to effect a reverse split of the common stock of the Company in a ratio of 1-for-2,000, which would result in:

a.       holdings prior to such split of fewer than 2,000 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive the cash consideration described in the proxy statement, and

b.       Company having fewer than 500 stockholders of record, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934 and avoid the costs associated with being a public reporting company.

For	Against	Abstain	Broker Non-Vote
22,410,920	38,761	5,194	876,443

Proposal 1 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Proteo, Inc.

By	/s/ Oliver Wiedow
Name: Oliver Wiedow Title: Chief Executive Officer and Chief Financial Officer

Date:  July 10, 2020

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